Exhibit 15.3

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated July 31, 2024, with respect to the financial statements of Coincheck, Inc., incorporated herein by reference, and to the reference to our firm under the heading “Statement by Experts” in the Form 20-F.

/s/ KPMG AZSA LLC
Tokyo, Japan
December 16, 2024